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                                                                     EXHIBIT 4.3



                             THE LTV CORPORATION
                          MANAGEMENT INCENTIVE PROGRAM
                (AMENDED AND RESTATED EFFECTIVE APRIL 24, 1997)
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                              THE LTV CORPORATION
                          MANAGEMENT INCENTIVE PROGRAM
                (AMENDED AND RESTATED EFFECTIVE APRIL 24, 1997)

                               TABLE OF CONTENTS

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ARTICLE I -- PURPOSE AND DEFINITIONS
  1.1    Purpose......................................................................   A-1
  1.2    Effect of Amendment and Restatement..........................................   A-1
  1.3    Definitions..................................................................   A-1
  1.4    Construction.................................................................   A-4

ARTICLE II -- STOCK AVAILABLE UNDER THIS PROGRAM
  2.1    Stock Available under this Program...........................................   A-4

ARTICLE III -- LONG-TERM INCENTIVE PROGRAM
  3.1    Purpose......................................................................   A-4
  3.2    Option Rights................................................................   A-5
  3.3    Appreciation Rights..........................................................   A-6
  3.4    Restricted Stock.............................................................   A-7
  3.5    Deferred Stock...............................................................   A-8
  3.6    Performance Shares and Performance Units.....................................   A-9
  3.7    Transferability..............................................................   A-9
  3.8    Fractional Shares............................................................  A-10
  3.9    Participation by Employees of a Less-Than-80% Affiliate......................  A-10
 3.10    Certain Terminations of Employment, Hardship and Approved Leaves of Absence..  A-10
 3.11    Foreign Employees............................................................  A-10
 3.12    Certain Forfeitures..........................................................  A-11

ARTICLE IV -- ANNUAL INCENTIVE PROGRAM
  4.1    Purpose......................................................................  A-11
  4.2    Special Definitions Applicable to this Article...............................  A-11
  4.3    Participation................................................................  A-11
  4.4    Annual Incentives............................................................  A-11
ARTICLE V -- MANAGEMENT STOCK ACQUISITION PROGRAM
  5.1    Purpose......................................................................  A-12
  5.2    Special Definitions Applicable to this Article...............................  A-13
  5.3    Participation................................................................  A-13
  5.4    Amount of Deferral...........................................................  A-13
  5.5    Voluntary Purchases of Stock.................................................  A-13
  5.6    Matching Contributions and Grants............................................  A-13
  5.7    Distributions................................................................  A-13
  5.8    Dividends....................................................................  A-13
  5.9    Administration...............................................................  A-13
 5.10    Claims Procedure.............................................................  A-14
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ARTICLE VI -- ADMINISTRATION, GENERAL PROVISIONS
  6.1    Administration of this Program...............................................  A-14
  6.2    Amendments and Other Matters.................................................  A-14
  6.3    Unfunded Status of Program...................................................  A-15
  6.4    Change in Control Provisions.................................................  A-15
  6.5    Adjustments..................................................................  A-16
  6.6    Withholding Taxes............................................................  A-16
  6.7    General Provisions...........................................................  A-16
  6.8    Effective Date of Program....................................................  A-17
  6.9    Term of Program..............................................................  A-17
 6.10    Proceeds and Expenses........................................................  A-17
 6.11    Severability.................................................................  A-17
 6.12    Exclusion from Certain Restrictions..........................................  A-17
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                              THE LTV CORPORATION
                          MANAGEMENT INCENTIVE PROGRAM
                (AMENDED AND RESTATED EFFECTIVE APRIL 24, 1997)

                                   ARTICLE I
                            PURPOSE AND DEFINITIONS

     1.1 PURPOSE. The LTV Corporation, a Delaware Corporation, hereby amends and restates The LTV Corporation Management Incentive Program effective April 24, 1997. The purpose of this Program, as amended and restated, is to attract, retain and motivate officers and key employees of The LTV Corporation and its Affiliates, to provide such persons with incentives and rewards for superior performance which share in the growth of the value of the Corporation, and to promote ownership and holding of Stock of the Corporation by such persons, thereby reinforcing a mutuality of interest with other stockholders.

     1.2 EFFECT OF AMENDMENT AND RESTATEMENT. This amendment and restatement of this Program shall constitute a continuation of this Program. This amendment and restatement is generally effective April 24, 1997. Grants and awards made under the Prior Program before April 24, 1997 shall be governed by the terms and provisions of the Prior Program.

     1.3 DEFINITIONS.  As used in this Program,

     "Affiliate" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Affiliate" means any corporation in which the Corporation owns or controls, directly or indirectly, more than 50% of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

     "Appreciation Right" means a right granted pursuant to Section 3.3 of this Program, including a Free-standing Appreciation Right and a Tandem Appreciation Right.

     "Base Price" means the price to be used as the basis for determining the Spread upon the exercise of a Free-standing Appreciation Right.

     "Board" means the Board of Directors of the Corporation.

     "Cause" means, in connection with an involuntary termination by the Corporation or an Affiliate of a Participant's employment, (i) the willful and continued failure by the Participant to perform substantially the duties of the Participant's position or (ii) the willful engaging by the Participant in conduct which is demonstrably injurious to the Corporation or an Affiliate, monetarily or otherwise.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the committee described in Section 6.1(a).

     "Corporation" means The LTV Corporation, a Delaware corporation, or its successor or successors.

     "Date of Grant" means the date specified by the Committee on which a grant of Option Rights or Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Stock or Deferred Stock shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

     "Deferral Period" means the period of time during which shares of Deferred Stock are subject to deferral limitations under Section 3.5.

     "Deferred Stock" means an award pursuant to Section 3.5 of the right to receive shares of Stock at the end of a specified Deferral Period.

                                       A-1
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     "Disability" means a physical or mental condition of a Participant resulting from a bodily injury, disease, or mental disorder which renders him incapable of continuing in the active employment of the Corporation or an Affiliate. Such Disability shall be determined by the Committee based upon appropriate medical advice and examination.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to a share of Stock as of any given day (i) the last reported closing price for a share of Stock on the New York Stock Exchange for the day as of which such determination is being made or, if there was no sale of Stock so reported for such day, on the most recently preceding day on which there was such a sale; or if the Stock is not listed or admitted to trading on the New York Stock Exchange on the day as of which the determination is being made, the amount determined by the Committee to be the fair market value of a share of Stock on such day, or (ii) if greater, the lowest price necessary to avoid any adjustment in the exercise price or exercise quantity of the Series A Warrants pursuant to the Warrant Agreement dated as of June 28, 1993 between the Corporation and Society Bank.

     "Free-standing Appreciation Right" means an Appreciation Right granted pursuant to Section 3.3 that is not granted in tandem with an Option Right or similar right.

     "Incentive Stock Options" means Option Rights that are intended to qualify as "incentive stock options" under Section 422 of the Code.

     "Less-Than-80% Affiliate" means an Affiliate with respect to which the Corporation directly or indirectly owns or controls less than 80% of the total combined voting or other decision-making power.

     "Optionee" means the person so designated in an agreement evidencing an outstanding Option Right.

     "Option Price" means the purchase price payable upon the exercise of an Option Right.

     "Option Right" means the right to purchase shares of Stock upon exercise of an option granted pursuant to Section 3.2.

     "Participant" means a person who is selected by the Committee to receive benefits under this Program and who is at that time an officer, including without limitation an officer who may also be a member of the Board or any other key employee of, the Corporation or any Affiliate, or who has agreed to commence serving in any such capacity.

     "Performance Goals" means a performance objective or objectives established pursuant to this Program for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Deferred Stock and dividend credits. Performance Goals may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or of the Affiliate, division, department or function within the Corporation or Affiliate in which the Participant is employed. The Performance Goals applicable to any award to a Participant who is, or is determined by the Committee to be likely to become, a "covered employee" within the meaning of Section 162(m) of the Code shall be limited to specified levels of or growth in:

            (i) cash flow;

           (ii) costs;

          (iii) earnings per share;

           (iv) market share;

            (v) net income;

           (vi) product quality;

          (vii) productivity improvement;

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          (viii) return on assets;

            (ix) return on equity;

             (x) return on invested capital;

            (xi) sales growth;

           (xii) shareholder return;

          (xiii) stock price;

           (xiv) value added;

and any combination thereof.

     Except in the case of such a covered employee, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Corporation, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

     "Performance Period" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 3.6 within which the Performance Goals relating thereto are to be achieved.

     "Performance Share" means a bookkeeping entry that records the equivalent of one share of Stock awarded pursuant to Section 3.6.

     "Performance Unit" means a bookkeeping entry that records a dollar denominated unit awarded pursuant to Section 3.6.

     "Prior Program" means The LTV Corporation Management Incentive Program, approved by its shareholders on April 29, 1994, as amended prior to the adoption of this Program.

     "Program" means The LTV Corporation Management Incentive Program (As Amended and Restated Effective April 24, 1997) adopted by the Board on January 24, 1997, as it may be amended from time to time.

     "Reload Option Rights" means additional Option Rights granted automatically to an Optionee upon the exercise of Option Rights pursuant to Section 3.2(e).

     "Restricted Stock" means Stock granted or sold pursuant to Section 3.4 as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 3.4 has expired.

     "Retirement" means retirement from active employment with the Corporation and each of its Affiliates on or after attainment of age 65, unless an earlier retirement is approved by the Committee.

     "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect), as in effect from time to time.

     "Spread" means, in the case of a Free-standing Appreciation Right, the amount by which the Fair Market Value per share of Stock on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Appreciation Right, the amount by which the Fair Market Value per share of Stock on the date when any such right is exercised exceeds the Option Price specified in the related Option Right.

     "Stock" means (i) shares of the common stock of the Corporation, par value $.50 per share, and (ii) any security into which Stock may be converted by reason of any transaction or event of the type referred to in Section 6.5.

     "Tandem Appreciation Right" means an Appreciation Right granted pursuant to
Section 3.3 that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

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     1.4 CONSTRUCTION.  To the extent determined by the Committee, Article III of this Program as hereby amended and restated is intended to continue to meet, and shall be construed in accordance with, the requirements for deductibility of compensation under Section 162(m) of the Code. The masculine gender, where appearing in this Program, shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

                                   ARTICLE II
                       STOCK AVAILABLE UNDER THIS PROGRAM

     2.1 STOCK AVAILABLE UNDER THIS PROGRAM. (a) Subject to adjustment as provided in Section 6.5, the number of shares of Stock issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from all substantial risks of forfeiture, (iii) as Deferred Stock, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) in payment of dividend equivalents paid with respect to Stock purchases or awards made under this Program, (vi) upon Stock purchases pursuant to Article V, (vii) in payment of AIP awards, and (viii) upon distributions of shares of Stock, shall not in the aggregate exceed 7,296,682 shares of Stock (2,296,682 of which were approved in 1994 (of which not more than 198,062 may be shares of Restricted Stock and 1,114,126 were shares under the Interim Stock Option Program which were not made subject to grants before the expiration of such Program and which are no longer available for issuance under such Program), and 5,000,000 of which are being added as of this Amendment and Restatement), which may be Stock of original issuance or Stock held in treasury or a combination thereof.

     (b) Upon the full or partial payment of any Option Price by the transfer to the Corporation of shares of Stock or upon satisfaction of tax withholding provisions in connection with any such exercise or any other payment made or benefit realized under this Program by the transfer or relinquishment of shares of Stock, there shall be deemed to have been issued or transferred under this Program only the net number of shares of Stock actually issued or transferred by the Corporation.

     (c) Upon payment in cash of the benefit provided by any award granted under this Program, any shares of Stock that were covered by that award shall again be available for issuance or transfer hereunder.

     (d) Subject to adjustment as provided in Section 6.5, the maximum number of shares of Stock covered by awards under this Program granted to any Participant during any period of 3 consecutive calendar years shall not exceed 1,000,000 shares of Stock.

     (e) In no event shall any Participant in any period of one calendar year be granted awards of Performance Units having an aggregate maximum value as of the Date of Grant in excess of $2,500,000.

     (f) The aggregate number of shares of Stock actually issued by the Corporation upon the exercise of Incentive Stock Options shall not exceed the total number of shares of Stock first specified in Section 2.1(a), subject to adjustment as provided in Section 6.5.

                                  ARTICLE III
                          LONG-TERM INCENTIVE PROGRAM

     3.1 PURPOSE. The purpose of this long-term incentive component of this Program is to provide the Corporation a means to devise tailored long-term stock and other incentive awards to officers and other key employees of the Corporation or an Affiliate, which will provide incentives for such employees to act in the best interests of the Corporation's stockholders, will reinforce such employees' mutuality of interest with stockholders, and will promote the long-term interests of the Corporation.

     3.2 OPTION RIGHTS. The Committee may from time to time authorize grants to Participants of options to purchase shares of Stock subject to Section 2.1 upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant shall specify an Option Price per share of Stock, which shall be equal to or greater than the Fair Market Value per share of Stock on the Date of Grant; provided, however, that in the case of options other than Incentive Stock Options, if granted in lieu of salary or cash bonus, the Option Price shall not be less than 85% of the Fair Market Value per share of Stock on the Date of Grant. Notwithstanding the foregoing, the Committee in its discretion, may determine a price per share of Stock of less than the Fair Market Value of the share of Stock at the time of grant, if such option is granted as substitute for a stock option granted by an entity which has been merged with or acquired by the Corporation or an Affiliate and such substitute grant is made in connection with such merger or acquisition.

     (b) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include cash in the form of currency or certified or cashier's check or other cash equivalent acceptable to the Committee, nonforfeitable, unrestricted shares of Stock (including by attestation), which are already owned by the Optionee and have a value at the time of exercise that is equal to the Option Price, any other legal consideration, that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 3.2(c), on such basis as the Committee may determine in accordance with this Program and any combination of the foregoing.

     (c) Any grant may provide that payment of the Option Price may also be made in whole or in part in the form of shares of Restricted Stock or other Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Subsection, the shares of Stock received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

     (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on the date of exercise of some or all of the shares of Stock to which the exercise relates.

     (e) Any grant may provide for the automatic grant to the Optionee of Reload Option Rights upon the exercise of Option Rights, including Reload Option Rights, for shares of Stock or any other noncash consideration authorized under Subsections (c) and (d) of this Section.

     (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to such Participant remain unexercised.

     (g) Each grant shall specify the period or periods of continuous employment of the Optionee by the Corporation or any Affiliate that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercisability of such rights in the event of Retirement, death or Disability of the Participant or a change in control of the Corporation or other similar transaction or event. Unless otherwise determined by the Committee at or after grant, no option shall be exercisable during the 6 months following the date of the granting of the option.

     (h) Any grant of Option Rights may specify Performance Goals that must be achieved as a condition to the exercise of such rights.

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     (i) Option Rights granted under this Program may be (i) options that are intended to qualify under particular provisions of the Code, including without limitation Incentive Stock Options, (ii) options that are not intended to so qualify or (iii) combinations of the foregoing.

     (j) On or after the Date of Grant of any Option Rights other than Incentive Stock Options, the Committee may provide for the payment to the Optionee of dividend equivalents thereon in cash or shares of Stock on a current, deferred or contingent basis.

     (k) No Option Right granted under this Program which is intended to be an Incentive Stock Option may be exercised more than 10 years from the Date of Grant.

     (l) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Committee may determine consistent with this Program.

     (m) Upon receipt of written notice to exercise, the Committee may elect to cash out all or part of the portion of the Option Rights to be exercised by paying the Optionee an amount, in cash or Stock, equal to the excess of the Fair Market Value of the Stock over the Option Price (the "Spread Value") on the effective date of such cash-out. In addition, the Committee may, at or after the Date of Grant (with the consent of the Optionee if after the Date of Grant), require that all or part of the shares of Stock to be issued with respect to the Spread Value of an exercised Option Right take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Restricted Stock determined without regard to the forfeiture restriction involved.

     3.3 APPRECIATION RIGHTS. The Committee may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100%) of the Spread at the time of the exercise of such right. Any grant of Appreciation Rights under this Program shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, shares of Stock or any combination thereof and may (i) either grant to the Participant or reserve to the Committee the right to elect among those alternatives or (ii) preclude the right of the Participant to receive and the Corporation to issue shares of Stock or other equity securities in lieu of cash.

     (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Committee on the Date of Grant.

     (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

     (d) Any grant may specify that an Appreciation Right may be exercised only in the event of Retirement, death or Disability of the Participant or a change in control of the Corporation or other similar transaction or event.

     (e) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or shares of Stock on a current, deferred or contingent basis.

     (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Program.

     (g) Any grant of Appreciation Rights may specify Performance Goals that must be achieved as a condition of the exercise of such rights.

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     (h) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right (or such other right) for cancellation.

     (i) Regarding Free-standing Appreciation Rights only:

         (i) Each grant shall specify in respect of each Free-standing Appreciation Right a Base Price per share of Stock, which shall be equal to or greater than the Fair Market Value per share of Stock on the Date of Grant;

         (ii) Successive grants may be made to the same Participant regardless of whether any Free-standing Appreciation Rights previously granted to such Participant remain unexercised;

        (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Affiliate that are necessary before the Free-standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of Retirement, death or Disability of the Participant or a change in control of the Corporation or other similar transaction or event; and

        (iv) No Free-Standing Appreciation Right granted under this Program may be exercised more than 10 years from the Date of Grant.

     3.4 RESTRICTED STOCK. The Committee may also authorize grants or sales to Participants of shares of Restricted Stock subject to Section 2.1 upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant or sale shall constitute an immediate transfer of the ownership of shares of Stock to the Participant in consideration of the performance of services, entitling such Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value per share of Stock on the Date of Grant.

     (c) Each grant or sale shall provide that the shares of Restricted Stock covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of Retirement, death or Disability of the Participant or a change in control of the Corporation or other similar transaction or event. If the Committee conditions the nonforfeitability of shares of Restricted Stock upon service alone, such vesting may not occur before 3 years from the Date of Grant of such shares of Restricted Stock, and if the Committee conditions the nonforfeitability of shares of Restricted Stock upon Performance Goals, such nonforfeitability may not occur before 1 year from the Date of Grant of such shares of Restricted Stock.

     (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the shares of Restricted Stock shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant. Such restrictions may include without limitation rights of repurchase or first refusal in the Corporation or provisions subjecting the shares of Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.

     (e) Any grant of shares of Restricted Stock may specify Performance Goals which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each

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

such grant shall specify in respect of such specified Performance Goals a minimum acceptable level of achievement and shall set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Goals.

     (f) Any grant or sale may require that any or all dividends or other distributions paid on the shares of Restricted Stock during the period of such restrictions be automatically sequestered. Such distribution may be reinvested on an immediate or deferred basis in additional shares of Stock, which may be subject to the same restrictions as the underlying award or such other restrictions as the Committee may determine.

     (g) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Program. Unless otherwise directed by the Committee, all certificates representing shares of Restricted Stock, together with a stock power that shall be endorsed in blank by the Participant with respect to such shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

     3.5 DEFERRED STOCK. The Committee may also authorize grants or sales to Participants of shares of Deferred Stock subject to Section 2.1 upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant or sale shall constitute the agreement by the Corporation to issue or transfer shares of Stock to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

     (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

     (c) Each grant or sale shall provide that the shares of Deferred Stock covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of Retirement, death or Disability of the Participant or a change in control of the Corporation or other similar transaction or event. If the Committee conditions the nonforfeitability of shares of Deferred Stock upon service alone, such nonforfeitability may not occur before 3 years from the Date of Grant of such shares of Deferred Stock, and if the Committee conditions the vesting of shares of Deferred Stock upon Performance Goals, such nonforfeitability may not occur before 1 year from the Date of Grant of such shares of Deferred Stock.

     (d) Any grant of shares of Deferred Stock may specify Performance Goals which, if achieved, will result in termination or early termination of the restrictions applicable to such shares and each such grant shall specify in respect of such specified Performance Goals, a minimum acceptable level of achievement and shall set forth a formula for determining the number of shares of Deferred Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Goals.

     (e) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the shares of Deferred Stock and shall not have any right to vote such shares, but the Committee may on or after the Date of Grant authorize the payment of dividend equivalents on such shares in cash or additional shares of Stock on a current, deferred or contingent basis.

     (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Program.

     3.6 PERFORMANCE SHARES AND PERFORMANCE UNITS. The Committee may also authorize grants to Participants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Goals, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

     (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, subject to the limitations in Section 2.1, which may be subject to adjustment to reflect changes in compensation or other factors. The Committee shall establish a dollar denominated value for each Performance Unit at the Date of Grant.

     (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee on the Date of Grant, but may not be less than 1 year; provided, however that the Performance Period may be subject to earlier termination in the event of Retirement, death or Disability of the Participant or a change in control of the Corporation or other similar transaction or event.

     (c) Each grant shall specify the Performance Goals that are to be achieved and each grant shall specify in respect of the specified Performance Goals a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Performance Goals.

     (d) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, shares of Stock or any combination thereof and may either grant to the Participant or reserve to the Committee the right to elect among those alternatives.

     (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of shares of Stock issued, with respect thereto may not exceed maximums specified by the Committee on the Date of Grant.

     (f) Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or in additional shares of Stock on a current, deferred or contingent basis.

     (g) Each grant of Performance Shares or Performance Units shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Committee may determine consistent with this Program.

     3.7 TRANSFERABILITY. (a) No Option Right or other security granted under this Program shall be transferable by a Participant other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during a Participant's lifetime only by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision.

     (b) Notwithstanding the provisions of Subsection (a) of this Section, the Committee may, in its sole discretion, authorize all or a portion of the Option Rights to be granted to an Optionee which are not intended to be Incentive Stock Options to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members,
(iii) a partnership in which such Immediate Family Members are the only partners, or (iv) other persons or entities, provided that (A) the agreement pursuant to which such Option Rights are transferred must be approved by the Committee, and must expressly provide for transferability in a manner consistent with Subsection (a) of this Section, and (B) subsequent transfers of transferred Option Rights shall be prohibited except those in accordance with Subsection (a) of this Section. Following transfer, any such Option Rights shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of
Section 3.2, the term "Optionee" shall be deemed to refer to the transferee. The events of termination of employment of Section 3.2 shall continue to be applied with respect to the original Optionee, following which the Option Rights shall be exercisable by the transferee only to the extent, and for the period specified in the agreement pursuant to which such Option Rights are granted.

     (c) Any grant made under this Program may provide that all or any part of the shares of Stock that are (i) to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to shares of Deferred Stock, or in payment of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in
Section 3.4 shall be subject to further restrictions upon transfer.

     3.8 FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Program. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

     3.9 PARTICIPATION BY EMPLOYEES OF A LESS-THAN-80% AFFILIATE. As a condition to the effectiveness of any grant to be made hereunder to a Participant who is an employee of a Less-Than-80% Affiliate, regardless whether such Participant is also employed by the Corporation or another Affiliate, the Committee may require the Less-Than-80% Affiliate to agree to transfer to the Participant (as, if and when provided for under this Program and any applicable agreement entered into between the Participant and the Less-Than-80% Affiliate pursuant to this Program) the shares of Stock that would otherwise be delivered by the Corporation upon receipt by the Less-Than-80% Affiliate of any consideration then otherwise payable by the Participant to the Corporation. Any such grant may be evidenced by an agreement between the Participant and the Less-Than-80% Affiliate, in lieu of the Corporation, on terms consistent with this Program and approved by the Committee and the Less-Than-80% Affiliate. All shares of Stock so delivered by or to a Less-Than-80% Affiliate will be treated as if they had been delivered by or to the Corporation for purposes of Section
2.1 and all references to the Corporation in this Program shall be deemed to refer to the Less-Than-80% Affiliate except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     3.10 CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Article to the contrary, in the event of termination of employment by reason of death, Disability, Retirement, early retirement with the consent of the Committee, termination of employment to enter public service with the consent of the Committee or leave of absence approved by the Committee, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Stock as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any shares of Stock that are subject to any transfer restriction pursuant to Section 3.4(d), the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Program.

     3.11 FOREIGN EMPLOYEES. In order to facilitate the making of any grant or combination of grants under this Article, the Committee may provide for such special terms for grants to Participants who are foreign nationals, or who are employed by the Corporation or any Affiliate outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Program as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Program as in effect for any other purpose, and the Secretary or other appropriate officer of the Corporation may certify any such document as having been approved and adopted in the same manner as this Program. No such special terms, supplements, amendments, or restatements shall include any provisions that are inconsistent with the terms of this Program, as then in effect, unless this Program could have been amended to eliminate such inconsistency without further approval by the shareholders of the Corporation where such approval would be required for such provisions to be effective.

     3.12 CERTAIN FORFEITURES. Unless otherwise specified in an agreement covering a grant made under this Article, the Committee may cancel any unexpired, unpaid, forfeitable, or deferred grants at any time if the Participant is not in compliance with each of the following conditions:

     (a) A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Corporation or other senior officer designated by the Committee, is or becomes competitive with the Corporation or any Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Corporation or any Affiliate.

     (b) Upon exercise, payment or delivery pursuant to a grant, or upon a grant becoming nonforfeitable, the Participant shall certify on a form acceptable to the Committee that he is in compliance with the terms and conditions of this Program. Failure to comply with the provisions of Subsection (a) of this Section prior to, or during the 6 months after, any exercise, payment or delivery pursuant to a grant, or a grant has become nonforfeitable, shall cause such exercise, payment or delivery or nonforfeitability to be rescinded. Upon such recision, the difference between the Fair Market Value on the date of such exercise, payment or delivery or nonforfeitability and the price, if any, paid by the Participant, shall be returned to the Corporation by the Participant, in cash, within 10 days after notice of the rescission has been given to the Participant by the Corporation's chief executive officer, chief legal officer or chief personnel officer. Such notice may be given at any time within 2 years of the date from such exercise, payment or delivery or nonforfeitability.

                                   ARTICLE IV
                            ANNUAL INCENTIVE PROGRAM

     4.1 PURPOSE. The purpose of the Annual Incentive Program ("AIP") component of this Program is to provide for the grant of short-term performance awards to certain key employees of the Corporation or an Affiliate based on their attainment of predetermined goals which will further the interests of the Corporation and its stockholders.

     4.2 SPECIAL DEFINITIONS APPLICABLE TO THIS ARTICLE. For purposes of this Article, the following terms shall be defined as set forth below:

        "AIP Participant" is an employee of the Corporation or an Affiliate participating in the AIP pursuant to Section 4.3.

        "Business Unit" means the business unit in which the AIP Participant is employed, as determined by the Committee.

     4.3 PARTICIPATION. The Committee annually shall select Participants in the AIP, based on the impact of the employee's position on Corporation performance, the measurability of such impact, and the employee's performance and potential.

     4.4 ANNUAL INCENTIVES.

     (a) Determining Amount of Annual Incentives. The amount of an AIP Participant's annual incentive award shall be determined by the Committee in its discretion, based upon such performance factors as the Committee may determine, including, but not limited to corporate, his individual, Business Unit and/or departmental performance. The Committee shall determine annually for each AIP Participant a target incentive award.

     (b) Performance Measures. The Committee shall adopt performance measures for each performance element used in determining an AIP Participant's annual incentive award.

     (c) Form of Annual Incentive Award. Annual incentive awards shall be paid in cash, Stock, or any other form permitted under this Program, following the Committee's determination of the amount of the award based on performance results.

     (d) Adjustment of Awards. In the event of special or unusual events or circumstances affecting the application of one or more performance measures to an annual incentive award, the Committee may revise the performance measures and/or underlying factors and criteria applicable to the annual incentive awards affected, to the extent deemed appropriate by the Committee, in its sole discretion, to avoid unintended windfalls or hardship.

     (e) Termination of Employment. Subject to Section 6.4 and unless otherwise provided in the applicable award agreement, if an AIP Participant terminates employment with the Corporation and each Affiliate prior to the end of a period designated for measuring performance because of death, Disability or Retirement, such AIP Participant may, in the sole discretion of the Committee, receive payment with respect to each outstanding annual incentive award at the end of the applicable period for measuring performance.

     Notwithstanding the preceding, the Committee may provide for an earlier payment in settlement of such award in such amount and under such terms and conditions as the Committee deems appropriate.

     Subject to Section 6.4, if an AIP Participant terminates employment with the Company during a performance measurement period for any reason other than death, Disability, or Retirement, then such AIP Participant shall not be entitled to any payment with respect to the annual incentive awards subject to such performance measurement period, unless the Committee shall otherwise determine, in its sole discretion.

     (f) Timing and Form of Payment. The earned portion of an annual incentive award may be paid currently or on a deferred basis with such interest or earnings equivalent as may be determined by the Committee, in its sole discretion. Payment shall be made in the form of cash or whole shares of Stock, including shares of Restricted Stock, either in a lump sum payment or in installments commencing as soon as practicable after the end of the relevant performance measurement period, all as the Committee shall determine at or after grant.

     (g) Effect of Annual Incentive Awards on Stock Available under this Program. If and to the extent an annual incentive award is payable in shares of Stock and the full amount of such value is not paid in shares of Stock, then the shares of Stock representing the portion of the value of the annual incentive award not paid in shares of Stock shall again become available for award under the Program.

                                   ARTICLE V
                      MANAGEMENT STOCK ACQUISITION PROGRAM

     5.1 PURPOSE. The purpose of the Management Stock Acquisition Program ("MSAP") component of this Program is to provide designated management employees with the opportunity to make deferred purchases of Stock through deferral of income or current purchases of Stock through payment with either or both of cash compensation and bonus, or voluntary payments of cash. In order to encourage participation in the MSAP, the Corporation may provide matching grants or awards under Article III for such deferrals and purchases. The MSAP shall be subject to such terms and conditions as the Committee may determine in accordance with the provisions of this Article.

     5.2 SPECIAL DEFINITIONS APPLICABLE TO THIS ARTICLE.

        "Beneficiary"  means:

             (a) The person last designated as Beneficiary by the Participant in a writing on a form prescribed by the Administrator;

             (b) If there is no designated Beneficiary or if the person so designated shall not survive the Participant, such Participant's spouse; or

             (c) If no such designated Beneficiary and no such spouse is living upon the death of a Participant, or if all such persons die prior to the full distribution of the Participant's Account balance, then the legal representative of the last survivor of the Participant and such persons, or, if the Administrator shall not receive notice of the appointment of any such legal representative within one year after such death, the heirs-at-law of such survivor shall be the Beneficiaries to whom the then remaining balance of the Participant's Account shall be distributed (in the proportions in which they would inherit his intestate personal property).

             Any Beneficiary designation may be changed from time to time by the filing of a new form. No notice given under this Section shall be effective unless and until the Administrator actually receives such notice.

        "Compensation" means cash or other property payable with respect to a Plan Year to a Participant under any agreement, plan, program or arrangement of the Corporation or an Affiliate, including an annual incentive award under Article IV ("Award").

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     5.3 PARTICIPATION. The Committee may select employees eligible to participate in the MSAP ("Eligible Employees").

     5.4 AMOUNT OF DEFERRAL. An Eligible Employee may elect to defer a percentage, specified by the Eligible Employee, of his Compensation. Such deferral shall be notionally invested in Stock.

     5.5 VOLUNTARY PURCHASES OF STOCK. An Eligible Employee may elect to have a designated portion of his Compensation paid in Stock in lieu of a cash payment of such designated portion, or may purchase Stock for cash.

     5.6 MATCHING CONTRIBUTIONS AND GRANTS.

     (a) The Corporation may notionally match amounts deferred pursuant to
Section 5.4 upon such terms as the Committee may provide.

     (b) The Corporation may match payments of Compensation made in Stock pursuant to Section 5.5 with awards pursuant to Article III upon such terms as the Committee may provide.

     5.7 DISTRIBUTIONS. The Committee may determine the time and manner of payment of notional Stock purchased pursuant to Section 5.4, and of any match by the Corporation pursuant to Section 5.6.

     5.8 DIVIDENDS. The Committee may determine the time and manner of payment and/or crediting of dividends with respect to notional Stock under this Article.

     5.9 ADMINISTRATION.

     (a) The MSAP shall be administered by the Committee, which shall be the "administrator" for purposes of, and to the extent required by, ERISA. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, to construe and interpret any provision of the MSAP or related provisions of this Program or of any related agreement, notification or document (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in the language of the MSAP or related provisions of this Program or such agreement, notification or document), to determine the rights and status under the MSAP of Participants and other persons, to decide disputes arising under the MSAP and to make any determinations and findings with respect to benefits under the MSAP and the persons entitled thereto as may be required for the purposes of the MSAP.

     (b) The Committee may, from time to time, employ and/or designate agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. No member of the Committee shall act in respect of his own Account. All decisions and determinations by the Administrator shall be final and binding on all parties. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting.

     (c) All elections, notices and directions under the MSAP by a Participant shall be made on such forms as the Committee shall prescribe.

     5.10 CLAIMS PROCEDURE. To the extent required by ERISA, the Committee will provide to any Participant or Beneficiary whose claim for benefits under the MSAP has been fully or partially denied (the "claimant") a written notice setting forth (a) the specific reasons for such denial, (b) a designation of any additional material or information required and (c) an explanation of this claim review procedure. Such notice shall state that the claimant is entitled to request a review in writing, by the Committee, of the decision denying the claim. The claim will be reviewed by the Committee who may, but need not, grant the claimant a hearing. On review, the claimant may have legal representation, examine pertinent documents and submit issues and comments in writing. The decision on review will be made within 120 days following the request, will be provided in writing to the claimant and will be final and binding on all parties concerned.

                                   ARTICLE VI
                       ADMINISTRATION, GENERAL PROVISIONS

     6.1 ADMINISTRATION OF THIS PROGRAM. (a) This Program shall be administered by the Compensation and Organization Committee of the Board. The Committee shall be composed of not less than two members of the Board, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Program or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock or Deferred Stock, Performance Shares and Performance Units and any determination by the Committee pursuant to any provision of this Program or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable for any such action taken or determination made in good faith.

     6.2 AMENDMENTS AND OTHER MATTERS. (a) This Program may be amended, altered or discontinued at anytime and from time to time by the Board, and the Committee may amend this Program to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof; provided, however, that except as expressly authorized by this Program no such amendment, alteration or discontinuation shall:

         (i) increase the maximum number of shares specified in Section 2.1(a);

         (ii) increase the limitation on value of Performance Units specified in
              Section 2.1(e); or

        (iii) otherwise materially increase the benefits accruing to Participants under this Program,

without the further approval of the shareholders of the Corporation.

     (b) The Committee shall not, without the further approval of the shareholders of the Corporation, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Rights shall be cancelled and replaced with grants having a lower Option Price without the further approval of the shareholders of the Corporation.

     (c) With the concurrence of the affected Optionee or Participant, the Committee may cancel any agreement evidencing Option Rights or any other award granted under this Program. In the event of such cancellation, the Committee may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of shares of Stock that had been the subject of the prior award, at such Option Price and subject to such other terms, conditions and discretions as would have been applicable under this Program had the cancelled Option Rights or other awards been granted.

     (d) The Committee also may require Participants, or may permit Participants to elect to, defer the issuance of shares of Stock or the settlement of awards in cash under this Program pursuant to such rules, procedures or programs as it may establish for purposes of this Program. The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares of Stock. In addition, the Committee may provide that the deferral amounts may be credited with a notional return during the period of deferral based upon the corresponding return on one or more investments selected by the Committee or elected by the Participant in accordance with the procedures established by the Committee for this purpose. The Committee shall have the right at any time to accelerate the payment or settlement of any grant under this Program, including, without limitation, any grant subject to any prior deferral election.

     (e) This Program shall not confer upon any Participant any right with respect to continuance of employment or other service with the Corporation or any Affiliate and shall not interfere in any way with any right that the Corporation or any Affiliate would otherwise have to terminate any Participant's employment or other service at any time.

     (f) To the extent that any provision of this Program would prevent any Option Right that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Program shall be null and void with respect to such Option Right; provided, however, that such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Program.

     6.3 UNFUNDED STATUS OF PROGRAM. This Program is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant, Beneficiary or Optionee by the Corporation, nothing contained in this Program shall give any such Participant, Beneficiary or Optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Program to deliver shares of Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Program.

     6.4 CHANGE IN CONTROL PROVISIONS. The Committee, in its discretion, may provide at the time of a grant of any award under this Program that the terms of the award, including, but not limited to, the method of determining Fair Market Value, or the date on which an award vests or becomes exercisable, may be modified in the event of a change in control. Except as otherwise provided under this Program, the Committee may determine at any time at or after the grant of an award under this Program, (a) the criteria used to determine whether a change in control has occurred, and (b) whether a change in control has in fact occurred.

     6.5 ADJUSTMENTS. The Committee may make or provide for such adjustments in the (a) number of shares of Stock covered by outstanding Option Rights, Appreciation Rights, Deferred Stock and Performance Shares granted hereunder,
(b) prices per share applicable to such Option Rights and Appreciation Rights, and (c) kind of shares (including shares of another issuer) covered thereby, as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, (ii) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding awards under this Program such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any award under this Program that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award. In any case, such substitution of securities shall not require the consent of any person who is granted awards pursuant to this Program.

     6.6 WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Program, and the amounts available to the Corporation for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     6.7 GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares of Stock pursuant to an option or otherwise under this Program to represent to and agree with the Corporation in writing that the optionee or Participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under this Program shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Exchange Act, any stock exchange upon which the shares of Stock are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Program shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) No later than the date as of which an amount first becomes includible in the gross income of the Participant for applicable income tax purposes with respect to any award under this Program, the Participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, the minimum required withholding obligations may be settled with Stock, including shares of Stock that are part of the award that gives rise to the withholding requirement. The obligations of the Corporation under this Program shall be conditional on such payment or arrangements and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

     (d) At the time of grant, the Committee may provide in connection with any grant made under this Program that the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Corporation any shares of Stock that the Participant wishes to sell, with the price being the then Fair Market Value of the shares of Stock, subject to such other terms and conditions as the Committee shall specify at the time of grant.

     (e) The reinvestment of dividends in additional Restricted Stock (or in other types of Program awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under ArticleII for such reinvestment (taking into account then outstanding options and other Program awards).

     (f) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

     (g) This Program and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, to the extent not preempted by federal law.

     6.8 EFFECTIVE DATE OF PROGRAM. This Program shall be effective on April 24, 1997; provided, however, that the effectiveness of this Program is conditioned on its approval by an affirmative vote of the holders of shares of Stock represented at a meeting duly held in accordance with Delaware law within 12 months after the date this Program is adopted by the Board. All awards under this Program shall be null and void if this Program is not approved by such stockholders within such twelve-month period.

     6.9 TERM OF PROGRAM. No award under this Program shall be granted pursuant to the Program on or after the 10th anniversary of the earlier of the date of stockholder approval or the date this Program is adopted by the Board, but awards granted prior to such 10th anniversary may extend beyond that date.

     6.10 PROCEEDS AND EXPENSES. The proceeds received by the Corporation from the sale of shares of Stock pursuant to the exercise of Option Rights shall be used for general corporate purposes. The Corporation shall bear any expenses associated with the administration of this Program.

     6.11 SEVERABILITY. If any provision of this Program shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Program, but this Program shall be construed and enforced as if such illegal or invalid provision had never been included herein.

     6.12 EXCLUSION FROM CERTAIN RESTRICTIONS. Notwithstanding anything in this Program to the contrary, not more than 274,036 shares of Stock in the aggregate available under this Program (consisting of 124,036 shares of Stock approved for such purposes in 1994 and 150,000 shares of Stock added as of this Amendment and Restatement) may be subject to awards pursuant to Article III:

     (a) in the case of grants of Restricted Stock, which do not meet the requirements of the last sentence of Section 3.4(c);

     (b) in the case of grants of Restricted Stock, as to which the Committee may accelerate or waive any restrictions imposed under Section 3.4(d);

     (c) in the case of grants of Deferred Stock, which do not meet the requirements of the last sentence of Section 3.5(c); or

     (d) in the case of grants of Performance Shares and Performance Units, which do not meet the requirements of Section 3.6(b).

     The undersigned, pursuant to the approval of the Board on January 24, 1997 does herewith execute The LTV Corporation Management Incentive Program (Amended and Restated Effective April 24, 1997).

ATTEST                                          THE LTV CORPORATION

--------------------------------------------    --------------------------------------------
Assistant Secretary                             Chairman of the Board of Directors

                               THE LTV CORPORATION
                          MANAGEMENT INCENTIVE PROGRAM

                      MANAGEMENT STOCK ACQUISITION PROGRAM

                              Terms and Conditions
                              --------------------

                                    ARTICLE I
                                  ESTABLISHMENT

        1.1    ESTABLISHMENT.
               -------------

               (a) The Compensation and Organization Committee of the Board of Directors of The LTV Corporation, pursuant to authority granted in Article V of The LTV Corporation Management Incentive Program (the "Program"), hereby adopts the following terms and conditions applicable to the Management Stock Acquisition Program component of the Program ("MSAP").

               (b) Grants under the MSAP shall be subject to the same terms and conditions as set forth in Articles I, II and III of the Program and, to the extent not inconsistent herewith, the MSAP shall be administered in accordance with Article VI of the Program.

        1.2 TERM OF MSAP. The MSAP shall terminate upon the earliest of (a) the termination of the Program, (b) the termination by the Committee of the MSAP or
(c) the amendment of the Program terminating the authority to establish and maintain the MSAP.

                                   ARTICLE II
                                   DEFINITIONS

        1.3 SPECIAL DEFINITIONS APPLICABLE TO THE MSAP. Unless provided otherwise in the MSAP, all capitalized terms shall have the same meanings as set forth in the Program. For purposes of the MSAP, the following terms shall be defined as set forth below:

               "ACCOUNT" means the bookkeeping account maintained for each Participant showing his interest under the MSAP. An account shall consist of a "Deferred Shares Account" and a "Matching Shares Account".

               "AWARD" means the sum of (a) the annual cash award under the AIP and (b) any similar annual cash incentive bonus under any other equivalent Corporation or Affiliate-sponsored bonus program (as determined by the Committee), which, in either case, is earned with respect to services performed by the Participant during such Plan Year, whether or not such award is actually paid to the Participant during such Plan Year.

               "DEFERRAL COMMITMENT" means an agreement by a Participant in a Participation Agreement to have a specified percentage or dollar amount of his Compensation deferred under the MSAP for a specified period in the future.

               "DEFERRED SHARES" means the shares of Stock notionally credited to a Participant's Deferred Shares Account.

               "FINANCIAL HARDSHIP" means an unforeseeable financial emergency of the Participant, determined by the Committee as provided in Section
        8.6 on the basis of information supplied by the Participant, arising from an illness, Disability, casualty loss, sudden financial reversal or other such unforeseeable occurrence, but not including foreseeable events such as the purchase of a house or education expenses for children.

               "INSIDER PARTICIPANT" means any Participant who is required to file reports with the Securities and Exchange Commission pursuant to
        Section 16(a) of the Exchange Act, and any rules promulgated thereunder.

               "MATCHING SHARES" means the notional Stock granted to a Participant pursuant to Section 5.1(a) and credited to his Matching Shares Account and/or shares of Restricted Stock granted pursuant to
        Section 5.1(b), as the context requires.

               "PARTICIPATION AGREEMENT" means the agreement submitted by a Participant to the Committee with respect to a Plan Year.

               "PLAN YEAR" means the 12-month period beginning January 1 through December 31; provided, however, that the first Plan Year shall mean the period beginning April 24, 1997 and ending December 31, 1997.

               "QUARTER DATE" means the last day of a calendar quarter.

               "SETTLEMENT DATE" means the earlier of the date on which a Participant terminates employment with the Corporation and each of its Affiliates and the date selected by a Participant in a Participation Agreement for distribution of all or a portion of the amounts deferred during a Plan Year as provided in Section 8.2. A leave of absence granted by the Corporation will not be considered a termination of employment during the term of such leave.

               "WINDOW PERIOD" means the period from the third business day to the twelfth business day following the public release by the Corporation of its earnings, or such shorter period, as determined by the Senior Vice President and General Counsel of the Corporation.

                                   ARTICLE III

                                  PARTICIPATION

         3.1 PARTICIPATION. Any Participant for whom the Committee has established a stock ownership requirement may participate in the MSAP.

        3.2 DURATION OF PARTICIPATION. Participation in the MSAP shall continue as long as the Participant is eligible to receive benefits under the MSAP.

        3.3 INELIGIBLE PARTICIPANT. Notwithstanding any other provisions of the MSAP to the contrary, if the Committee determines that any Participant may not qualify as a "management or highly compensated employee" within the meaning of ERISA or regulations thereunder, the Committee may determine, in its sole discretion, that such Participant shall cease to be eligible to make deferral elections under Section 4.1. Upon such determination, the Corporation shall make an immediate distribution of shares of Stock to the Participant equal to the amount credited to his Deferred Shares Account and the vested Matching Shares credited pursuant to Section 5.1(a). Upon such payment all of the Participant's elections as to the time and manner of payment of his Deferred Shares Account shall be deemed to be cancelled. All nonvested Matching Shares credited pursuant to Section 5.1(a) shall continue to be held in the Participant's Account until vested in accordance with Section 6.6(b).

                                   ARTICLE IV
                         DEFERRALS AND VOLUNTARY AMOUNTS

        4.1 AMOUNT OF DEFERRAL. With respect to each Plan Year, a Participant may elect to defer a specified dollar amount or percentage of his Compensation. An election may be made (i) prior to the last business day of May in any Plan Year with respect to an Award, and (ii) prior to the beginning of any Plan Year with respect to Compensation, by filing a Participation Agreement with the Committee. Notwithstanding the preceding sentence, a Participant who first becomes eligible during a Plan Year may, within 30 days after he becomes a Participant, elect to participate in the MSAP for such Plan Year by filing a Participation Agreement with the Committee, and his Deferral Commitment shall be effective only with regard to Compensation earned during the Plan Year following the filing of the Participation Agreement with the Committee.

        4.2 MODIFICATION OF DEFERRAL COMMITMENTS. A Deferral Commitment shall be irrevocable with respect to the Plan Year for which it is made, except that the Committee may, in its sole discretion, permit a Participant to terminate, prospectively, any Deferral Commitment for a Plan Year. If a Participant terminates a Deferral Commitment during a Plan Year, such Participant will not be permitted to enter into a new Deferral Commitment for such Plan Year.

        4.3 AUTOMATIC DEFERRALS. A Participant's Compensation in excess of amounts deductible by the Corporation with respect to a Plan Year under Section 162(m) of the Code may be deferred under the MSAP under rules adopted by the Committee.

        4.4    VOLUNTARY PURCHASES OF STOCK.
               ----------------------------

               (a) For any calendar month, a Participant may elect by the filing of a Participation Agreement with the Committee, to have a portion of his Compensation for such month (the amount so elected referred as a "Voluntary Amount") paid by the Corporation or any Affiliate in the form of Stock in lieu of a cash payment of such Voluntary Amount. Such election, unless subsequently modified, shall remain in effect for the period specified therein or until modified. Any such modification shall be made in a modified Participation Agreement.

               (b) In addition, during any Window Period, a Participant may purchase Stock from sources other than the Corporation. The Participant shall provide such evidence of the purchases as the Committee may require. For purposes of this Subsection, the exercise of a stock option shall not be considered a purchase of Stock.

               (c) Promptly following each Quarter Date, the Corporation shall issue whole shares of Stock to each Participant who has made an election pursuant to Subsection (a) of this Section. The number of whole shares of Stock shall be calculated with respect to each calendar month and shall be equal to such Participant's Voluntary Amount for such month (plus any dividends paid with respect to shares of Stock purchased with Voluntary Amounts in prior months for which shares of Stock have not been issued) divided by the Fair Market Value (determined only under clause (i) of such definition) on the last day of such month. To the extent that the application of the foregoing formula would result in the issuance of fractional shares, no fractional shares of Stock shall be issued, but instead, the Corporation shall maintain a separate non-interest bearing account for each Participant, which account shall be credited with the amount of any Voluntary Amounts not convertible into whole shares of Stock, which amounts shall be combined with Voluntary Amounts, which are paid for the next following calendar month. When whole shares of Stock are issued by the Corporation to the Participant with respect to a calendar month, the amounts in such accounts shall be reduced by that amount which (when added to the Voluntary Amounts for such Participant for such month) results in the issuance of the maximum number of whole shares of Stock to such Participant. An Insider Participant shall hold the whole shares of Stock issued by the Corporation pursuant to this Subsection for a period of 6 months from the date of issuance unless the issuance of such Stock is otherwise exempt under Rule 16b-3. The Corporation shall pay any and all fees and commissions incurred in connection with the payment of Voluntary Amounts to a Participant in shares of Stock.

                                    ARTICLE V
                        MATCHING CONTRIBUTIONS AND GRANTS

        5.1    MATCHING CONTRIBUTIONS AND GRANTS.
               ---------------------------------

               (a) The Corporation shall credit to the Participant's Matching Shares Account 25% of the amounts allocated to his Deferred Shares Account as the result of deferrals made pursuant to Section 4.1. Matching Shares credited pursuant to this Subsection shall become nonforfeitable in accordance with
Section 6.6.

               (b) On each Quarter Date, the Corporation shall grant pursuant to
Section 3.4 of the Program shares of Restricted Stock equal in number to 25% of the sum of the whole shares of Stock purchased by the Participant during the calendar quarter ending on the Quarter Date as provided in Section 4.4(b) and issued to the Participant under Section 4.4(c) on account of his Voluntary Amount on such Quarter Date. Shares of Restricted Stock shall become nonforfeitable three years after the Date of Grant, subject to such conditions of continuous employment and continuous stock ownership as are set forth in a Restricted Stock Agreement by and between the Corporation and the Participant.

                                   ARTICLE VI
                              PARTICIPANT ACCOUNTS

        6.1 ESTABLISHMENT OF ACCOUNTS. The Corporation, through its accounting records, shall establish a Deferred Shares Account and a Matching Shares Account for each Participant who elects to defer Compensation as provided in Section 4.1.

        6.2 CREDITING OF DEFERRAL COMMITMENTS AND MATCHING CONTRIBUTIONS. The portion of a Participant's Compensation that is deferred pursuant to a Deferral Commitment and the related matching contribution under Section 5.1(a) shall be credited to the Participant's Deferred Shares Account and Matching Shares Account, respectively, as of the date the corresponding non-deferred portion of the Compensation would have been paid to the Participant; provided, however, that the portion of a Participant's Compensation that is deferred pursuant to
Section 4.3 shall be credited to the Participant's Account as of the date the Compensation would have been paid to the Participant absent the application of
Section 4.3. As of the end of each calendar month, (i) the credits to each Participant's Deferred Shares Account for the calendar month shall be notionally invested in a number of whole and fractional Deferred Shares determined by dividing such credits by the Fair Market Value (determined only under clause (i) of such definition) at the end of such month, and (ii) the credits for the calendar month to each Participant's Matching Shares Account shall be notionally invested in a number of whole and fractional Matching Shares determined by dividing such credits by the Fair Market Value (determined only under clause (i) of such definition) at the end of such month. Matching Shares shall be grants of Deferred Shares pursuant to Section 3.5 of the Program.

        6.3    DETERMINATION OF ACCOUNTS.
               -------------------------

               (a) The balance credited to each Participant's Account as of a particular date shall equal the amount credited pursuant to Section 6.2, and shall be adjusted in the manner provided in Section 6.4.

               (b) The Corporation, through its accounting records, shall maintain a separate and distinct record of the amount in each Account as adjusted to reflect income and distributions.

        6.4    ADJUSTMENTS TO ACCOUNTS.
               -----------------------

               (a) Each Account shall be credited as of the end of each calendar month with additional Deferred Shares and Matching Shares equal in value to the amount of cash dividends paid by the Corporation during such calendar month on that number of Shares equivalent to the number of Deferred Shares and Matching Shares in such Account on any dividend payment date during such calendar month. The dividend equivalents shall be calculated by dividing the dollar value of such dividend equivalents by the Fair Market Value (determined only under clause
(i) of such definition) at the end of such month next following the dividend payment date. Until a Participant or his Beneficiary receives his entire Account, the unpaid balance thereof credited in Deferred Shares and Matching Shares shall be credited with dividend equivalents as provided in this Subsection.

               (b) Each Participant's Account shall be immediately debited with the amount of any distributions under Article VIII to or on behalf of the Participant or, in the event of his death, his Beneficiary.

        6.5 STATEMENT OF ACCOUNTS. As soon as practicable after the end of each calendar quarter, a statement shall be furnished to each Participant or, in the event of his death, to his Beneficiary showing the status of his Account as of the end of the calendar quarter, any changes in his Account since the end of the immediately preceding calendar quarter, and such other information as the Committee shall determine.

        6.6    VESTING OF ACCOUNTS.
               -------------------

               (a) Each Participant shall at all times have a nonforfeitable interest in his Deferred Shares Account balance.

               (b) Matching Shares attributable to Section 5.1(a) in a Participant's Matching Shares Account shall become nonforfeitable as of the Quarter Date coinciding with or next following the third anniversary of the crediting of such Matching Shares (the "vesting period"), provided that:

                      (i) the Participant has remained in the continuous employ of the Corporation or an Affiliate during the applicable vesting period; and

                      (ii) the Participant has, during the applicable vesting
               period, continuously owned not less than the number of shares of Stock owned by the Participant at the beginning of such vesting period.

A Participant will not be deemed to have failed to satisfy the ownership requirement described in Paragraph (ii) of this Subsection if at all times during the applicable vesting period the number of shares of Stock owned by the Participant together with the number of Deferred Shares and Matching Shares (whether or not vested) credited to the Participant's Account equal or exceed the Participant's stock ownership requirement which takes effect on December 31, 1999, or such other date as the Committee determines.

               (c) Notwithstanding the provisions of Subsection (b) of this Section, the nonvested portion of a Participant's Account will become immediately nonforfeitable in the event of the Participant's death or Disability, or upon the occurrence of a change in control of the Corporation that shall occur while the Participant is an employee of the Corporation or an Affiliate.

               (d) Notwithstanding the provisions of Subsection (b) of this Section, the nonvested portion of a Participant's Account will become nonforfeitable in the event of the Participant's Retirement, provided that he retains ownership of the nonvested shares of Stock in such Account until the third anniversary of the Date of Grant.

               (e) Any portion of an Account as to which the requirements of Subsection (b) of this Section have not been satisfied shall be forfeited, unless the Committee determines otherwise.

               (f) For purposes of this Section, (i) the continuous employment of a Participant with the Corporation or an Affiliate shall not be deemed to have been interrupted, and the Participant will not be deemed to have ceased to be an employee of the Corporation or an affiliate, by reason of the transfer of his employment among the Corporation and its Affiliates or of an approved leave or absence; and (ii) the term "change in control" will have the meaning given such term under The LTV Corporation Supplemental Management Retirement Plan as in effect at the time of such occurrence.

                                   ARTICLE VII
                              FINANCING OF BENEFITS

        7.1 FINANCING OF BENEFITS. Benefits distributable under the MSAP to a Participant or, in the event of his death, to his Beneficiary shall be distributed by the Corporation from its general assets. The obligation to make distribution of benefits under the MSAP represents an unfunded, unsecured obligation of the Corporation. Notwithstanding the fact that the Participants' Accounts may be adjusted by Deferred Shares and Matching Shares that are measured by reference to the notional performance of Stock, no person entitled to distribution under the MSAP shall have any claim, right, security interest or other interest in any fund, trust, account, insurance contract, or asset of the Corporation which may be responsible for such distribution.

                                  ARTICLE VIII
                                  DISTRIBUTIONS

        8.1    DISTRIBUTION OF STOCK.
               ---------------------

               (a) A Participant or, in the event of his death, his Beneficiary shall be entitled to distribution of all or a part of the balance of his Account, payable in shares of Stock, as provided in this Article, following his Settlement Date or Dates. Any fractional share shall be paid in cash with the final distribution of a Participant's Account.

               (b) The number of shares of Stock distributable shall be equal to the number of Deferred Shares and Matching Shares in the Participant's Account determined as of the Quarter Date coincident with or next following his Settlement Date or Dates.

        8.2 IN-SERVICE DISTRIBUTION. A Participant may irrevocably elect to receive an in-service distribution of the Deferred Shares attributable to his deferred Compensation, and related nonforfeitable Matching Shares, for any Plan Year on or commencing not earlier than the beginning of the fourth Plan Year following the Plan Year in which such Compensation otherwise would have been first payable. A Participant's election of an in-service distribution shall be made in the Participation Agreement filed for the Plan Year as provided in
Article III. The Participant shall elect irrevocably to receive such Deferred Shares and related Matching Shares as an in-service distribution of Stock under one of the forms provided in Section 8.3.

        8.3  FORM OF DISTRIBUTION.
             --------------------

               (a) As soon as practicable after the end of the Quarter Date in which a Participant's Settlement Date occurs, but in no event later than 30 days following the end of such Quarter Date, the Corporation shall distribute or cause to be distributed to the Participant a number of shares as determined under Section 8.1, under one of the forms provided in this Section. Notwithstanding the foregoing, if a Participant is at least age 55, he may elect that the distribution of all or a portion of his nonforfeitable Account balance be made or commence on a date between the Settlement Date and the date the Participant attains age 65.

               (b) Distribution of a Participant's Account with respect to any Plan Year shall be made in one of the following forms as elected by the
Participant:

                    (i)      in a single distribution;

                   (ii)      in not more than 10 annual installments; or

                  (iii) a combination of (i) and (ii) above. The Participant shall designate the percentage payable under each option.

               (c) In the event of a Participant's death, the number of shares of Stock in his Account shall be distributed to his Beneficiary in a single distribution as soon as practicable after the end of the Quarter Date in which the Participant's death occurs.

               (d) The Participant's election of the form of distribution shall be made at the time his initial election to defer is made pursuant to Section 4.1, or if later by written notice filed with the Committee at least one year prior to the Participant's voluntary termination of employment with, or Retirement from, the Corporation. Any such election may be changed by the Participant at any time and from time to time without the consent of any other person by filing a later signed written election with the Committee; provided that any election made less than one year prior to the Participant's voluntary termination of employment or Retirement shall not be valid, and in such case payment shall be made in accordance with the Participant's prior election.

               (e) The number of shares of Stock to be distributed in each installment shall be equal to the quotient obtained by dividing the number of Deferred Shares and nonforfeitable Matching Shares in the Participant's Account as of the date of such installment payment by the number of installment payments remaining to be made to such Participant at the time of calculation. Fractional shares of Stock shall be rounded down to the nearest whole share, and such fractional amount shall be re-credited as a fractional Deferred Share or Matching Share in the Participant's Account.

               (f) If a Participant fails to make an election in a timely manner as provided in this Section, distribution shall be made in a single distribution as soon as practicable after the end of the Quarter Date in which a Participant's Settlement Date occurs.

        8.4 SPECIAL DISTRIBUTIONS. Notwithstanding any other provision of the MSAP, a Participant may elect at any time to receive a distribution of part or all of the nonforfeitable portion of his Account in one or more distributions if (and only if) the number of Deferred Shares and nonforfeitable Matching Shares in the Participant's Account subject to such distribution is reduced by 10%. Any distribution made pursuant to such an election shall be made as soon as practicable following the date such election is submitted to the Committee. The remaining 10% of the portion of the electing Participant's Account subject to such distribution shall be forfeited. Forfeitable Matching Shares attributable to the portion of the electing Participant's Deferred Shares subject to such distribution shall also be forfeited.

        8.5 FACILITY OF PAYMENT. Whenever and as often as any Participant or his Beneficiary entitled to payments under the MSAP shall be under a legal disability or, in the sole judgment of the Committee, shall otherwise be unable to apply such payments to his own best interests and advantage, the Committee in the exercise of its discretion may direct all or any portion of such payments to be made in any one or more of the following ways: (a) directly to him; (b) to his legal guardian or conservator; or (c) to his spouse or to any other person, to be expended for his benefit; and the decision of the Committee, shall in each case be final and binding upon all persons in interest.

        8.6 HARDSHIP DISTRIBUTIONS. Upon a finding by the Committee that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, distribute to the Participant shares of Stock which do not exceed in value the amount required to meet the immediate financial needs created by the Financial Hardship and not reasonably available from other sources of the Participant; provided, however, that in no event shall any amount attributable to a Deferral Commitment be distributed less than 6 months after the date of the applicable Participation Agreement. No distributions pursuant to this Section may be made in excess of the value of the Participant's nonforfeitable Account at the time of such distribution. Notwithstanding the foregoing provisions of this Section, no distributions pursuant to this Section may be made to a Participant who is an Insider Participant if such distribution could cause a matchable transaction under Rule 16b-3.

        8.7 PAYMENT OF SMALL ACCOUNTS. Notwithstanding any other provision of the MSAP, if a Participant's Account is credited with 1,000 shares of Stock or less on his Settlement Date, his Account shall be distributed to him in a single distribution as soon as practicable following his Settlement Date.

                                   ARTICLE IX
                                 ADMINISTRATION

        9.1    ADMINISTRATION OF MSAP.
               ----------------------

               (a) The MSAP shall be administered by the Committee. The Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, to construe and interpret any provision of the MSAP or related provisions of the Program or of any related agreement, notification or document (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in the language of the MSAP or related provisions of the Program or such agreement, notification or document), to determine the rights and status under the MSAP of Participants and other persons, to decide disputes arising under the MSAP and to make any determinations and findings with respect to benefits under the MSAP and the persons entitled thereto as may be required for the purposes of the MSAP. The Committee may, from time to time, employ and/or designate agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with legal counsel who may be counsel to the Corporation. All decisions and determinations by the Committee shall be final and binding on all parties. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. All elections, notices and directions under the MSAP by a Participant shall be made on such forms as the Committee shall prescribe.

               (b) The Committee shall be the "administrator" under the MSAP for purposes of ERISA.

        9.2 CLAIMS PROCEDURE. The Committee will provide to any Participant or Beneficiary whose claim for benefits under the MSAP has been fully or partially denied (the "claimant") a written notice setting forth (a) the specific reasons for such denial, (b) a designation of any additional material or information required and (c) an explanation of the MSAP's claim review procedure. Such notice shall state that the claimant is entitled to request a review in writing, by the Committee, of the decision denying the claim. The claim will be reviewed by the Committee who may, but need not, grant the claimant a hearing. On review, the claimant may have legal representation, examine pertinent documents and submit issues and comments in writing. The decision on review will be made within 120 days following the request, will be provided in writing to the claimant and will be final and binding on all parties concerned.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

        10.1  AMENDMENT AND WITHDRAWAL.
              ------------------------

               (a) The MSAP may be amended from time to time by the Committee. No amendment, or termination of the MSAP pursuant to Section 1.2, however, may adversely affect the amount or timing of payment of any person's benefits accrued under the MSAP to the date of amendment or termination without such person's written consent.

               (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Corporation expressly to assume and to agree to perform the MSAP in the same manner and to the same extent the Corporation would be required to perform if no such succession had taken place. The MSAP shall be binding upon and inure to the benefit of the Corporation and any successor of or to the Corporation, including without limitation any persons acquiring directly or indirectly all or substantially all of the business and/or assets of the Corporation whether by sale, merger, consolidation, reorganization or otherwise (and such successor shall thereafter be deemed the "Corporation" for the purposes of the MSAP), and the heirs, beneficiaries, executors and administrators of each Participant.

        10.2 INTERESTS NOT TRANSFERABLE. No person shall have any right to commute, encumber, pledge or dispose of any interest herein or right to receive payments under the MSAP, nor shall such interests or payments be subject to seizure, attachment or garnishment for the payments of any debts, judgments, alimony or separate maintenance obligations or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise, all payments and rights hereunder being expressly declared to be nonassignable and nontransferable.

        10.3 TOP-HAT PLAN. The MSAP is intended to be a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301


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and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, notwithstanding any other provision of the MSAP, the MSAP will terminate and no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel based upon a change in law that the MSAP constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt. In addition and notwithstanding any other provision of the MSAP, in the absolute discretion of the Committee, the amount credited to each Participant's Account under the MSAP as of the date of termination, which shall be a Quarter Date for purposes of the MSAP, will be distributed immediately to such Participant in shares of Stock.

                                     COMPENSATION AND ORGANIZATION
                                     COMMITTEE OF THE BOARD OF
                                     DIRECTORS OF THE LTV CORPORATION

                                     By:
                                        -------------------------------------
Dated:
      --------------

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